Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$10,708,830
Unrealized Gain (Loss) on Market Value of Futures	(1,464,240)
Interest Income	25,252
ETF Transaction Fees	3,000
Total Income (Loss)	$9,272,842

Expenses
Investment Advisory Fee	$96,552
SEC & FINRA Registration Expense	15,000
Legal Fees	14,602
Tax Reporting Fees	12,000
NYMEX License Fee	3,733
Brokerage Commissions	3,464
Audit Fees	12,000
Non-interested Directors' Fees and Expenses	824
Prepaid Insurance Expense	420
Total Expenses	$158,595
Net Gain (Loss)	$9,114,247

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/09	$195,023,652
Withdrawals (600,000 Units)	(22,922,598)
Net Gain (Loss)	9,114,247

Net Asset Value End of Period	$181,215,301
Net Asset Value Per Unit (4,800,000 Units)	$37.75

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended June 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502